UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2023

Near Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39843	85-3187857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W Walnut St., Suite A-4 Pasadena, California 91124	91124
(Address of principal executive offices)	(Zip Code)

(628) 889-7680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NIR	The Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock for $11.50 per share	NIRWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 1, 2023, the Board of Directors (the “Board”) of Near Intelligence, Inc. (the “Company”) formed a committee of the Board (the “Committee”) to oversee, among other matters, an internal investigation conducted by outside counsel with respect to allegations of financial mismanagement and potential fraudulent actions allegedly taken by Anil Mathews, the Company’s Chief Executive Officer, and Rahul Agarwal, the Company’s Chief Financial Officer, in contravention of the Company’s financial controls and corporate governance best practices. No conclusions have been reached at this time in connection with the investigation, which remains ongoing at this time.

On October 3, 2023, the Board determined that previously issued financial statements of the Company should not be relied upon, including the Company’s financial statements as of and for each of the years ended December 31, 2022, 2021 and 2020 as well as the Company’s quarterly financial statements for the periods ended March 31, 2023 and June 30, 2023 (all such annual and interim periods, the “Affected Periods”). The conclusion that the previously issued financial statements cannot be relied upon resulted from the Committee’s preliminary assessment that certain revenue may have been overstated.

Investors and others should not rely upon any of the Company’s previously issued or filed reports, registration statements, proxy statements, prospectuses, press releases, earnings releases, investor presentations or other communications that include the Company’s financial statements for the Affected Periods or other information derived from such financial statements. The Company is also withdrawing all previously issued revenue and adjusted EBITDA guidance.

The nature and extent of the errors contained in the Company’s previously issued financial statements remain subject to the findings of the ongoing investigation.

Authorized officers have discussed the foregoing matters with the Company’s independent registered public accounting firm, UHY LLP.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2023, the Board placed Anil Mathews, the Company’s Chief Executive Officer, Rahul Agarwal, the Company’s Chief Financial Officer, and Shobhit Shukla, the Company’s President, on administrative leave from their respective positions with the Company pending an internal investigation conducted by outside legal counsel on behalf of the Committee.

On October 1, 2023, the Board appointed Gladys Kong, the Company’s Chief Operating Officer and Secretary, to serve as the Company’s interim Chief Executive Officer.

Ms. Kong has served as Chief Operating Officer and Secretary of the Company since March 2023. Ms. Kong joined the Company’s predecessor (“Legacy Near”) in April 2021 in connection with Legacy Near’s acquisition of UberMedia, where she served as Chief Executive Officer from September 2015 to April 2021 and Chief Technology Officer from 2012 to 2017. Ms. Kong served as Chief Executive Officer of Near North America from April 2021 to November 2021 and was appointed Chief Operating Officer of Legacy Near in November 2021. Prior to 2012, Ms. Kong was Chief Executive Officer of GoInteractive, Inc., a company she founded. Before that, Ms. Kong held senior positions at Idealab and its operating companies since joining in 1999. She is currently on the board of directors for Stellar Lago, a customer cloud platform for the Sports and Live Audience industries, and also serves on the board of trustees for Yo San University, a nonprofit organization that educates students to become exceptional practitioners of Traditional Chinese Medicine and Taoist healing arts. Ms. Kong holds a B.S. degree in Engineering and Applied Science from California Institute of Technology and an M.S. degree in Computer Science from UCLA.

On October 1, 2023, the Board appointed John Faieta, the Company’s Controller, to serve as the Company’s interim Chief Financial Officer.

Mr. Faieta brings more than 20 years of experience in financial planning and operational finance and has a track record of driving growth and building high-performance finance teams. Mr. Faieta joined Legacy Near in April 2021 as the Controller, with a focus on operations in North America. Mr. Faieta formerly served as the Chief Financial Officer of UberMedia from 2015 until it was acquired by Legacy Near in April 2021. Prior to joining UberMedia as Controller in 2011, Mr. Faieta served as Controller for eSolar, a developer of concentrated solar power projects around the globe. He worked in that capacity from 2008 to 2011, where he was responsible for all accounting, internal controls, cash management, financial reporting and analysis, insurance, and audit. Mr. Faieta holds a B.A. degree in Economics from California State Polytechnic University, Humboldt, an MBA from Pepperdine Graziadio School of Business and Management, and is a licensed CPA.

Any compensation arrangements with respect to Ms. Kong’s service as interim Chief Executive Officer and Mr. Faieta’s service as Chief Financial Officer will be disclosed once approved by the compensation committee of the Board.

Item 8.01 Other Events.

As previously disclosed, the Company is party to that certain Financing Agreement dated November 4, 2022 (as amended from time to time, the “Financing Agreement”) with Near Intelligence LLC (a wholly owned subsidiary of the Company) as borrower (the “Borrower”), certain of the Company’s other subsidiaries party thereto as guarantors, the lenders party thereto, and Blue Torch Finance LLC, as administrative agent and collateral agent (“Blue Torch”).  Also as previously disclosed, on August 31, 2023, the Company entered into that certain Limited Waiver and Amendment No. 5 to Financing Agreement (“Waiver and Amendment No. 5”) with the Borrower, the Company’s subsidiary guarantors, Blue Torch and the Required Lenders (as defined therein). The waiver and covenant relief provided under Waiver and Amendment No. 5 expired on October 1, 2023.

The Company is actively negotiating with Blue Torch regarding the terms of a potential forbearance to address any defaults currently existing under the Financing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2023

NEAR INTELLIGENCE, INC.

	By:	/s/ John Faieta
John Faieta
Interim Chief Financial Officer

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